UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2021

Boxed, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39817 (Commission File Number)	85-3316188 (I.R.S. Employer Identification No.)

451 Broadway New York, New York		10013
(Address of principal executive offices)		(Zip Code)

(646) 586-5599

(Registrant’s telephone number, including area code)

Seven Oaks Acquisition Corp.

445 Park Avenue, 17th Floor

New York, NY 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	BOXD	New York Stock Exchange
Warrants to purchase common stock	BOXD WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Boxed” and the “Company” refer to Boxed, Inc., a Delaware corporation (f/k/a Seven Oaks Acquisition Corp., a Delaware corporation), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “SVOK” refer to Seven Oaks Acquisition Corp., a Delaware corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) in the section titled “Certain Defined Terms” beginning on page iii thereof, and such definitions are incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Business Combination

As disclosed under the sections titled “Summary of the Proxy Statement/Prospectus—Merger Consideration,” “The Business Combination Proposal” and “The Business Combination Agreement” beginning on pages 17, 95 and 116, respectively, of the proxy statement/prospectus (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) by SVOK on November 9, 2021, as supplemented by the Current Reports on Form 8-K filed with the SEC by SVOK on November 26, 2021 and November 30, 2021, SVOK entered into an agreement and plan of merger (the “Business Combination Agreement”), dated June 13, 2021 and as amended November 26, 2021, with Blossom Merger Sub, Inc., a wholly owned subsidiary of SVOK (“Merger Sub”), Blossom Merger Sub II, LLC, a wholly owned subsidiary of Seven Oaks (“Merger Sub II”), and Giddy Inc. (d/b/a Boxed), a Delaware corporation (“Old Boxed”). Pursuant to the Business Combination Agreement, Merger Sub was merged with and into Old Boxed, with Old Boxed surviving the merger as a wholly owned subsidiary of the Company and, immediately following such merger, Old Boxed merged with and into Merger Sub II, with Merger Sub II surviving the merger and changing its name to “Boxed, LLC”, as a wholly owned subsidiary of the Company, which changed its name to “Boxed, Inc.” (the “Business Combination” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

As previously reported on the Current Report on Form 8-K filed with the SEC on December 7, 2021, SVOK held a special meeting of stockholders on December 7, 2021 (the “Special Meeting”), at which the SVOK stockholders considered and adopted, among other matters, a proposal to approve the Business Combination, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the Proxy Statement/Prospectus.

Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, following the Special Meeting, on December 8, 2021 (the “Closing Date”), the Transactions were consummated (the “Closing”).

Item 2.01 of this Report discusses the consummation of the Transactions and the entry into agreements relating thereto and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On December 8, 2021, in connection with the consummation of the Business Combination and as contemplated by the Business Combination Agreement, Boxed, the Sponsor, Jones & Associates, Inc. and certain former stockholders of Old Boxed entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). The material terms of the Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 132 titled “Ancillary Agreements Related to the Business Combination—Amended and Restated Registration Rights Agreement.” Such description is qualified in its entirety by the full text of the Registration Rights Agreement, which is included as Exhibit 10.12 to this Report and is incorporated herein by reference.

Indenture and Convertible Notes

On December 8, 2021, in connection with the issuance of an aggregate of $87,500,000 principal amount of 7.00% Convertible Senior Notes due 2026 (the “Convertible Notes”) and as contemplated by the Business Combination Agreement, SVOK and U.S. Bank National Association, as trustee, entered into an Indenture governing the Convertible Notes (the “Indenture”). The Convertible Notes were offered in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Convertible Note Subscription Agreements (as defined below in Item 2.01 of this Report).

The Convertible Notes will be Boxed’s and any guarantor’s senior, unsecured obligations and will be (i) equal in right of payment with Boxed’s and any guarantor’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to Boxed’s and any guarantor’s existing and future indebtedness that is expressly subordinated to the Convertible Notes; (iii) effectively subordinated to Boxed’s and any guarantor’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent Boxed is not a holder thereof) preferred equity, if any, of Boxed’s and any guarantor’s subsidiaries. As of December 8, 2021, there are no guarantors of Boxed’s obligations under the Indenture. Subject to the conditions set forth in the Indenture, Boxed, LLC is required to become a guarantor of Boxed’s obligations under the Indenture reasonably promptly after December 8, 2021 (but in any event no later than January 20, 2022).

The Convertible Notes will accrue interest at a rate of 7.00% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2022, subject to Boxed’s ability to elect, instead of the payment of interest in cash, to increase the principal amount of the outstanding Convertible Notes (PIK interest). The Convertible Notes will mature on December 15, 2026, unless earlier repurchased, redeemed or converted. Subject to certain limitations, noteholders will have the right to convert their Convertible Notes at any time until the close of business on the second scheduled trading day immediately before the maturity date. Boxed will settle conversions by paying or delivering, as applicable, cash, shares of its Common Stock (as defined below) or a combination of cash and shares of its Common Stock, at Boxed’s election. The initial conversion rate is 83.3333 shares of Common Stock per $1,000 principal amount of Convertible Notes, which represents an initial conversion price of approximately $12.00 per share of Common Stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time for conversions in connection with such corporate events.

The Convertible Notes will be redeemable, in whole or in part, at Boxed’s option at any time, and from time to time, on or after December 20, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Common Stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date Boxed sends the related redemption notice; and (ii) the trading day immediately before the date Boxed sends such notice. The redemption price will be a cash amount equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require Boxed to repurchase their Convertible Notes at a cash repurchase price equal to 101% of the principal amount of the Convertible Notes to be repurchased, plus any and all unpaid interest that would have accrued to, but excluding, the maturity date. The definition of Fundamental Change includes certain business combination transactions involving Boxed and certain de-listing events with respect to Common Stock.

The Convertible Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Convertible Notes (which, in the case of a default in the payment of interest on the Convertible Notes, will be subject to a 30-day cure period); (ii) Boxed’s failure to send certain notices under the Indenture within specified periods of time; (iii) Boxed’s failure to comply with certain covenants in the Indenture relating to Boxed’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of Boxed and its subsidiaries, taken as a whole, to another person; (iv) a default by Boxed in its other obligations or agreements under the Indenture or the Convertible Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by Boxed or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $10,000,000; and (vi) certain events of bankruptcy, insolvency and reorganization involving Boxed or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to Boxed occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Convertible Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to Boxed, or noteholders of at least 25% of the aggregate principal amount of Convertible Notes then outstanding, by notice to Boxed and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Convertible Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, Boxed may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by Boxed to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Convertible Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Convertible Notes.

The above description of the Indenture and the Convertible Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Convertible Notes are filed as Exhibits 4.4 and 4.5, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Convertible Notes set forth in such exhibits.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above, on December 7, 2021, SVOK held the Special Meeting, at which the SVOK stockholders considered and adopted, among other matters, a proposal to approve the Business Combination Agreement and the Transactions. On December 8, 2021, the parties consummated the Business Combination. In connection with the Closing, the Company changed its name from Seven Oaks Acquisition Corp. to Boxed, Inc.

Holders of 18,098,335 shares of Seven Oaks Class A common stock sold in its initial public offering (the “Initial Shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from SVOK’s initial public offering, calculated as of two business days prior to the consummation of the business combination, which was approximately $10.00 per share, or approximately $181.0 million in the aggregate.

As a result of the Business Combination, each share of Old Boxed preferred stock and common stock was converted into the right to receive approximately 0.9498 shares of Boxed’s common stock, par value $0.0001 per share (“Common Stock”).

Additionally, the shares of Seven Oaks Class B common stock held by Sponsor automatically converted to 6,468,750 shares of Common Stock (of which 1,940,625 shares are subject to vesting under certain conditions).

Pursuant to common stock subscription agreements entered into in connection with the Business Combination Agreement (the “PIPE Subscription Agreements”), certain investors purchased an aggregate of 3,250,000 newly-issued shares of Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $32,500,000 (the “Common Stock PIPE Investment”). In addition, pursuant to convertible note subscription agreements entered into in connection with the Business Combination Agreement (the “Convertible Note Subscription Agreements”), certain investors purchased an aggregate of $87,500,000 principal amount of the Convertible Notes, which (at the election of Boxed) will be convertible for shares of Common Stock, cash or a combination of cash and such shares, based on a conversion price of $12.00 per share (subject to customary anti-dilution adjustments) in accordance with the terms thereof (the “Convertible Note PIPE Investment” and, together with the Common Stock PIPE Investment, the “PIPE Investment”). At the Closing, Boxed consummated the PIPE Investment.

After giving effect to the Transactions, the redemption of Initial Shares as described above, and the consummation of the PIPE Investment, there are currently 68,417,410 shares of Common Stock issued and outstanding. Of those shares, 50,921,995 were issued to holders of Old Boxed capital stock in respect of such shares of Old Boxed capital stock, representing approximately 74.4% of the Company's voting power at the Closing.

The Common Stock and Boxed warrants commenced trading on the New York Stock Exchange (“NYSE”) under the symbols “BOXD” and “BOXD WS,” respectively, on December 9, 2021, subject to ongoing review of Boxed’s satisfaction of all listing criteria following the Business Combination.

As noted above, an aggregate of approximately $181.0 million was paid from the Company’s trust account to holders that properly exercised their right to have Initial Shares redeemed, and the remaining balance immediately prior to the Closing of approximately $77.8 million remained in the trust account. Of the remaining amount in the trust account, approximately $65.8 million (the “Prepayment Amount”) was paid to ACM ARRT VII D LLC (“ACM”) with respect to 6,504,768 shares that ACM purchased from holders of Seven Oaks Class A common stock who previously redeemed or indicated an interest in redeeming such shares, pursuant to a previously reported agreement entered on November 28, 2021 for an OTC Equity Prepaid Forward Transaction. The remaining funds of approximately $12.0 million in the trust account was used to fund the Business Combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as SVOK was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that express Boxed’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report (including in information that is incorporated by reference into this Report) and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions and the benefits of the Transactions, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Boxed operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Boxed and are subject to numerous factors, including:

∙	responding to market conditions and global and economic factors beyond Boxed’s control, including the ongoing COVID-19 pandemic and potential changes in the nature in which businesses are operated following the pandemic;

∙	employing the capital Boxed received through the Business Combination to develop and expand marketing and sales capabilities and to grow brand recognition and customer loyalty;

∙	maintaining the listing of the Common Stock and warrants of Boxed on NYSE;

∙	retaining or recruiting, or making changes with respect to, officers, key employees or directors;

∙	maintaining an effective system of internal control over financial reporting;

∙	managing litigation and adequately protecting Boxed’s intellectual property rights;

∙	growing market share in its existing markets or any new markets it may enter;

∙	capital needs of Boxed and ability to secure financing on reasonable terms, or at all;

∙	expanding its Software & Services business;

∙	competing in the global e-commerce and consumer delivery industry;

∙	attracting and retaining successful relationships with customers and suppliers in a cost-effective manner;

∙	the impact of changes in customer spending patterns, customer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

∙	managing intense competition and competitive pressures from other companies worldwide in the industries in which Boxed operates;

∙	complying with laws and regulations applicable to Boxed’s business;

∙	the ability of Boxed to achieve and maintain profitability in the future;

∙	the success of strategic relationships with third parties;

∙	the ability of Boxed to remediate existing and potential future material weaknesses in Boxed’s internal control over financial reporting and to maintain effective internal control over financial reporting, which, if unsuccessful, may result in material misstatements of Boxed’s consolidated financial statements or failure to meet periodic reporting obligations or impair access to the capital markets; and

∙	other factors detailed under the section titled “Risk Factors” beginning on page 38 of the Proxy Statement/Prospectus and incorporated herein by reference.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents filed by Boxed from time to time with the SEC. The forward-looking statements contained in this Report and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on Boxed. There can be no assurance that future developments affecting Boxed will be those that Boxed has anticipated. Boxed undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

Boxed’s business is described in the Proxy Statement/Prospectus in the section titled “Business of New Boxed” beginning on page 188, which is incorporated herein by reference.

Risk Factors

The risks associated with Boxed’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 38 and are incorporated herein by reference. A summary of the risks associated with Boxed’s business is also included on pages 26-27 of the Proxy Statement/Prospectus under the heading “Summary of Risk Factors” and are incorporated herein by reference.

The following risk factors are provided to update the risk factors previously disclosed in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 38.

Prior to the Business Combination, SVOK identified material weaknesses in its internal control over financial reporting. One or more of these material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Prior to consummation of the Business Combination, SVOK management identified two material weaknesses in its internal control over financial reporting, one related to the accounting for a significant and unusual transaction related to the warrants it issued in connection with its initial public offering in December 2020 and another related to its application of ASC 480-10-S99-3A related to its accounting classification of the initial shares of Seven Oaks Class A common stock outstanding prior to the Business Combination.

To respond to these material weaknesses, SVOK management devoted, and we plan to continue to devote, significant effort and resources to the remediation and improvement of our internal control over financial reporting. While we have processes to identify and appropriately apply applicable accounting requirements, we plan to enhance these processes to better evaluate our research and understanding of the nuances of the complex accounting standards that apply to our consolidated financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents, and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

We have a history of operating losses and may never be able to achieve or maintain profitability.

We incurred net losses of $34.4 million, $65.4 million and $50.3 million for the years ended December 31, 2020, 2019, and 2018, respectively, and we incurred net losses of $30.3 million for the nine months ended September 30, 2021. As a result of our ongoing losses, as of September 30, 2021, we had an accumulated deficit of $345.7 million. While we have experienced significant revenue growth since inception, we may not be able to sustain or increase our growth or achieve or sustain profitability in the future. We intend to continue to invest in sales and marketing efforts, research and development, growth in personnel, and expansion into new geographies. In addition, we expect to incur significant additional legal, accounting, insurance and other expenses related to our being a public company as compared to when we were a private company. We will also incur additional costs associated with our proposed commercial partnership with Palantir that are not reflected in our historical financial results. We expect to continue to generate losses for the foreseeable future. We cannot assure you that we will achieve profitability in the future or that, if we do become profitable, we will be able to sustain profitability. Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays, and other unknown factors that may result in losses in future periods. If these losses exceed our expectations or our revenue growth expectations are not met in future periods, our financial performance will be harmed.

Prior to the Business Combination, our management had concluded that uncertainties around our ability to raise additional capital raise substantial doubt about our ability to continue as a going concern. Even after consummation of the Business Combination and Private Placements as contemplated, we may need to raise additional capital in the future to execute our business plan, which may not be available on terms acceptable to us, or at all.

As of September 30, 2021, we had no additional capital available for borrowing and no firm commitment from current or prospective investors to provide us additional capital to fund operations in the foreseeable future. These uncertainties raised substantial doubt about our ability to continue as a going concern. The cash we obtained from the Business Combination and Private Placements, together with cash we expect to generate from future operations, will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months from consummation of the Business Combination. However, we are still in the growth stage of our business and expect to continue to make substantial investments in our business, including in the expansion of the merchandise sold on our platform, in our research and development for our Software & Services segment, and in our advertising and sales teams, in addition to incurring additional costs as a result of being a public company. In addition, on November 28, 2021, Seven Oaks entered into the Forward Purchase Transaction. On December 9, 2021, pursuant to the Forward Purchase Agreement, SVOK paid the counterparty an aggregate amount of approximately $65.8 million, which SVOK paid out of funds held in SVOK’s trust account (the “Prepayment Amount”) in respect of 6,504,768 shares of Common Stock. We will not have access to the Prepayment Amount immediately following such payment and, depending on the manner in which the Forward Purchase Transaction is settled, may never have access to the Prepayment Amount, which may adversely affect our future liquidity and capital needs.

Our business plans may change, general economic, financial or political conditions in our markets may change, or other circumstances may arise, that have a material adverse effect on our cash flow and the anticipated cash needs of our business. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. We cannot predict the timing or amount of any such capital requirements at this time, and there can be no assurance that we will be able to obtain additional debt or equity financing on terms acceptable to us, if at all, or that we will generate sufficient future revenues. Our management and the New Boxed Board will have broad discretion in determining when, whether and how we raise additional capital following the Business Combination and, unless required by the rules of NYSE, such capital raises will not require stockholder approval. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and our business, financial condition and results of operations could be materially adversely affected. We also could be required to seek funds through arrangements with partners or others that may require us to relinquish rights or jointly own some aspects of our technologies, products or services that we would otherwise pursue on our own.

Financial Information

The (i) unaudited condensed consolidated financial statements of Old Boxed as of September 30, 2021 and for the periods ended September 30, 2021 and 2020 are set forth in Exhibit 99.1 and are incorporated herein by reference and (ii) audited consolidated financial statements of Old Boxed as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019, and 2018 are included in the Proxy Statement/Prospectus beginning on page F-68 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of SVOK and Old Boxed as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Old Boxed for (i) the periods ended September 30, 2021 and 2020 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference and (ii) the years ended December 31, 2020, 2019, and 2018 is set forth in the section of the Proxy Statement/Prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Boxed” beginning on page 203 and is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in Exhibit 99.3 hereto, which is incorporated herein by reference.

Properties

The Company’s facilities are described in the Proxy Statement/Prospectus in the section titled “Business of New Boxed—Facilities” on page 202 and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock following the consummation of the Business Combination and the PIPE Investment by:

∙	each person who is known to be the beneficial owner of more than 5% of shares of Common Stock;

∙	each of Boxed’s current named executive officers and directors; and

∙	all current executive officers and directors of Boxed as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, Boxed believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Ownership
5% Holders
Seven Oaks Sponsor LLC(2)	10,789,800	14.6%
PepsiCo, Inc.(3)	4,586,075	6.7%
AEON Co., Ltd.(4)	3,629,583	5.3%
Directors and Executive Officers
Chieh Huang(5)	2,440,993	3.6%
Yuki Habu	—	—
David Liu	—	—
Gary S. Matthews(2)(6)	10,809,800	14.6%
David Miller	—	—
Emerson S. Moore II	—	—
Andrew C. Pearson(7)	20,000	*
Harshul Sanghi	—	—
Eileen Serra	—	—
Alison Weick(8)	98,145	*
Darrell (DJ) Williams(9)	374,380	*
Jared Yaman(10)	1,757,386	2.6%
Mark Zimowski(11)	99,203	*
All directors and executive officers as a group (13 individuals)	15,599,907	20.8%

*	Less than one percent

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 451 Broadway, New York, New York 10013.

(2)	Seven Oaks Sponsor LLC (the “Sponsor”) is the record holder of such shares. Mr. Matthews is a member and the manager of Seven Oaks Sponsor LLC and has voting and investment discretion with respect to the Common Stock held of record by Seven Oaks Sponsor LLC. Of the shares of Common Stock held by the Sponsor, 1,591,313 shares of Common Stock are outstanding but remain subject to performance vesting terms. Includes 5,587,500 shares of Common Stock underlying warrants purchased in connection with SVOK's initial public offering (“Private Placement Warrants”). These Private Placement Warrants will not be exercisable until 30 days following the consummation of the Business Combination. Assuming the exercise of all of the Sponsor’s Private Placement Warrants, the Sponsor and its affiliates would be deemed to own 10,789,800 shares of Common Stock. The address for Seven Oaks Sponsor LLC is 445 Park Avenue, 17th Floor, New York, NY 10022.

(3)	Consists of 4,586,075 shares of Common Stock held of record by PepsiCo, Inc. The address of the entity listed above is 700 Anderson Hill Road, Purchase, New York 10577.

(4)	Consists of 3,629,583 shares of Common Stock held of record by Aeon Co., Ltd. The address of the entity listed above is 5-1, 1-Chome, Nakase, Mihama-ku, Chiba-shi, Chiba, 261-8515.

(5)	Consists of (i) 2,302,481 shares of Common Stock held of record by Mr. Huang and (ii) 138,512 shares of Common Stock issuable upon exercise of options exercisable as of or within 60 days of December 8, 2021.

(6)	Consists of 20,000 shares of Common Stock held of record by Mr. Matthews. The address of Mr. Matthews is 445 Park Avenue, 17th Floor, New York, NY 10022.

(7)	Consists of 20,000 shares of Common Stock held of record by Mr. Pearson. The address of Mr. Pearson is 445 Park Avenue, 17th Floor, New York, NY 10022.

(8)	Consists of 98,145 shares of Common Stock issuable upon exercise of options exercisable as of or within 60 days of December 8, 2021.

(9)	Consists of 374,380 shares of Common Stock issuable upon exercise of options exercisable as of or within 60 days of December 8, 2021.

(10)	Consists of (i) 1,608,980 shares of Common Stock held of record by Mr. Yaman and (ii) 148,406 shares of Common Stock issuable upon exercise of options exercisable as of or within 60 days of December 8, 2021.

(11)	Consists of 99,203 shares of Common Stock issuable upon exercise of options exercisable as of or within 60 days of December 8, 2021.

Directors and Executive Officers

Upon the consummation of the transactions contemplated by the Business Combination Agreement and documents related thereto, and in accordance with the terms of the Business Combination Agreement, each executive officer of SVOK ceased serving in such capacities, and each of Gary Matthews, Mark Hauser, Eileen Serra, Regynald Washington and Heidi Manna ceased serving on SVOK’s board of directors.

Gary Matthews, Yuki Habu, Chieh Huang, David Liu, Emerson S. Moore II, Andrew Pearson, Harshul Sanghi, Eileen Serra and Jared Yaman were appointed as directors of Boxed by the holders of Seven Oaks Class B common stock, to serve until the end of their respective terms and until their successors are elected and qualified. Mr. Matthews was appointed to serve as Chair of the Board. The Board is divided into three classes, designated as Class I, Class II and Class III. Messrs. Pearson, Sanghi and Yaman will serve as the initial Class I directors for a term expiring at the first annual meeting of the stockholders; Ms. Habu, Mr. Moore and Ms. Serra will serve as the initial Class II directors for a term expiring at the second annual meeting of the stockholders; and Messrs. Huang, Liu and Matthews will serve as the initial Class III directors for a term expiring at the third annual meeting of the stockholders. After the expiration of the initial terms, each class will be elected to a subsequent three-year term.

Mr. Pearson, Mr. Sanghi and Ms. Serra were appointed to serve on Boxed’s audit committee, with Ms. Serra serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K.

Messrs. Liu, Moore and Pearson were appointed to serve on Boxed’s compensation committee, with Mr. Liu serving as the chair.

Messrs. Liu, Matthews and Moore were appointed to serve on Boxed’s nominating and corporate governance committee, with Mr. Matthews serving as the chair.

Mr. Huang was appointed as Boxed’s Chief Executive Officer and President, Mark Zimowski was appointed as Boxed’s Chief Financial Officer and Treasurer, David Miller was appointed as Boxed’s Chief Technology Officer, Alison Weick was appointed as Boxed’s President of E-Commerce, Darrell (DJ) Williams was appointed as Boxed’s Chief Business Development Officer and Jared Yaman was appointed as Boxed’s Chief Operating Officer.

Boxed’s directors and executive officers after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “New Boxed Management After the Business Combination” beginning on page 242 and that information is incorporated herein by reference.

Additionally, interlocks and insider participation information regarding Boxed’s executive officers is described in the Proxy Statement/Prospectus in the section titled “New Boxed Management After the Business Combination—Compensation Committee Interlocks and Insider Participation” beginning on page 247 and that information is incorporated herein by reference.

Executive Compensation

The executive compensation of Old Boxed’s executive officers is described in the Proxy Statement/Prospectus in the section titled “Boxed’s Executive and Director Compensation” beginning on page 248 and that information is incorporated herein by reference.

Director Compensation

The compensation of Old Boxed’s directors is described in the Proxy Statement/Prospectus in the section titled “Boxed’s Executive and Director Compensation—Director Compensation” on page 255 and that information is incorporated herein by reference.

Certain Relationships and Related Transactions

Certain relationships and related party transactions of Boxed are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions” beginning on page 256 and are incorporated herein by reference.

Director Independence

Information regarding director independence is described in the Proxy Statement/Prospectus in the section titled “New Boxed Management After The Business Combination—Director Independence” beginning on page 245 and is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Business of New Boxed—Legal Proceedings” beginning on page 202, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of Boxed’s Common Stock and Boxed’s warrants commenced trading on the NYSE under the symbols “BOXD” and “BOXD WS,” respectively, on December 9, 2021, in lieu of Seven Oaks Class A common stock, warrants and units of SVOK. Boxed has not paid any cash dividends on its shares of Common Stock to date. It is the present intention of the Board to retain all earnings, if any, for use in Boxed’s business operations and, accordingly, Boxed’s board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon Boxed’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the ability of Boxed to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Information regarding Seven Oaks Class A common stock, warrants and units and related stockholder matters are described in the Proxy Statement/Prospectus in the section titled “Market Price, Ticker Symbol and Dividend Information” on page 37 and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Report concerning the issuance and sale by Boxed of certain unregistered securities through the Closing, which is incorporated herein by reference.

Information regarding Rule 144 under the Securities Act and its use by former shell companies is set forth in the Proxy Statement/Prospectus in the section titled “Securities Act Restrictions on Resale of Common Stock” on page 237 and is incorporated herein by reference.

Description of Registrant’s Securities

The description of Boxed’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of New Boxed Securities” beginning on page 223 and is incorporated herein by reference.

Indemnification of Directors and Officers

The indemnification of Boxed’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Description of New Boxed Securities—Limitations on Liability and Indemnification of Officers and Directors” on page 229 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above under the caption “Indenture and Convertible Notes” is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

At the Closing, Boxed consummated the PIPE Investment. The disclosure under Item 2.01 of this Report relating to the PIPE Investment is incorporated into this Item 3.02 by reference.

Boxed issued the foregoing securities under Section 4(a)(2) of the Securities Act, and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with Boxed’s transfer agent or trustee, as applicable). The parties also had adequate access, through business or other relationships, to information about Boxed.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 to this Report is incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

For accounting purposes, the Transactions are treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Boxed, which have been audited by Deloitte & Touche LLP (“Deloitte”), will become the historical financial statements of the Company. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

(a) Dismissal of independent registered public accounting firm.

On December 8, 2021, the Audit Committee of the Board dismissed Marcum LLP (“Marcum”), SVOK’s independent registered public accounting firm prior to the business combination, as the Company’s independent registered public accounting firm effective upon consummation of the Closing.

The report of Marcum on SVOK’s, the Company’s legal predecessor, balance sheet as of December 31, 2020 and the statements of operations, changes in stockholders’ equity and cash flows for the period from September 23, 2020 (inception) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except as discussed in Note 2 of the restated historical audited financial statements of SVOK as of December 31, 2020 and for the period from September 23, 2020 (inception) through December 31, 2020, including in Boxed's amended Annual Report on Form 10-K/A filed with the SEC on December 3, 2021, related to the Reclassification Reportable Event (as defined below).

During the period from September 23, 2020 (inception) to December 31, 2020 and subsequent interim period through December 8, 2021, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on SVOK’s financial statements for such period.

During the period from September 23, 2020 (inception) to December 31, 2020 and subsequent interim periods through December 8, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except for the material weaknesses identified in the Company’s internal control over financial reporting related to (i) the accounting for a significant and unusual transaction related to the warrants issued by the Company’s legal predecessor in connection with our initial public offering in December 2020 (the “Warrant Liability Reportable Event”) and (ii) the accounting for complex financial instruments, including the classification of common stock subject to redemption (“Reclassification Reportable Event” and, together with the Warrant Liability Reportable Event, the “Reportable Events”). The Warrant Liability Reportable Event was previously disclosed in the Current Report on Form 8-K filed with the SEC on May 21, 2021 and the Reclassification Reportable Event was previously disclosed in the Current Report on Form 8-K filed with the SEC on November 30, 2021. The Audit Committee of the Board discussed the Reportable Events with Marcum, and the Company authorized Marcum to respond fully to inquiries of the successor accountant (described below) concerning the Reportable Events.

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated December 14, 2021, is filed as Exhibit 16.1 to this Report.

(b) Disclosures regarding the new independent auditor.

On December 8, 2021, the Board approved the engagement of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Deloitte served as independent registered public accounting firm of Old Boxed prior to the Business Combination. During the period from September 23, 2020 (inception) to December 31, 2020 and subsequent interim period through December 8, 2021, neither the Company nor anyone on the Company’s behalf consulted with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Item 5.01. Changes in Control of Registrant.

The information set forth above under Item 1.01 and Item 2.01 of this Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections titled “Directors and Executive Officers”, “Executive Compensation”, “Director Compensation” and “Certain Relationships and Related Transactions” in Item 2.01 of this Report is incorporated herein by reference.

2021 Equity Incentive Plan

At the Special Meeting, the SVOK stockholders considered and approved the Boxed, Inc. 2021 Incentive Award Plan (the “Incentive Award Plan”). The Incentive Award Plan was previously approved, subject to stockholder approval, by SVOK’s board of directors on June 13, 2021. The Incentive Award Plan became effective immediately upon the Closing.

A total of 9,830,901 shares of Common Stock were initially reserved under the terms of the Incentive Award Plan. A summary of the other material terms of the Incentive Award Plan is set forth in the Proxy Statement/Prospectus in the section titled “The Incentive Award Plan Proposal” beginning on page 144 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the full text of the Incentive Award Plan, a copy of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

2021 Employee Stock Purchase Plan

At the Special Meeting, the SVOK stockholders considered and approved the Boxed, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to stockholder approval, by SVOK’s board of directors on June 13, 2021. The ESPP became effective immediately upon the Closing.

A total of 1,966,180 shares of Common Stock were initially reserved under the terms of the ESPP. A summary of the other material terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “The ESPP Proposal” beginning on page 152 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the full text of the ESPP, a copy of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the SVOK stockholders considered and approved, among other things, the proposals set forth in the Proxy Statement/Prospectus in the sections titled “The Organizational Documents Proposal” and “The Advisory Organizational Documents Proposals” beginning on pages 135 and 137, respectively, of the Proxy Statement/Prospectus (collectively, the “Organizational Documents Proposals”).

The Amended and Restated Certificate of Incorporation of Boxed (the “Certificate of Incorporation”), which became effective upon filing with the Secretary of State of the State of Delaware on December 8, 2021, includes the amendments proposed by the Charter Proposals.

On December 8, 2021, the Board approved and adopted the Amended and Restated Bylaws of Boxed (the “Bylaws”), which became effective immediately prior to the completion of the Business Combination.

Copies of the Certificate of Incorporation and the Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The description of the Certificate of Incorporation and the general effect of the Certificate of Incorporation and the Bylaws upon the rights of holders of Boxed’s capital stock are included in the Proxy Statement/Prospectus under the sections titled “The Organization Documents Proposal”, “The Advisory Organizational Documents Proposals” and “Description of New Boxed Securities” beginning on pages 135, 137 and 223, respectively, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on December 8, 2021, the Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of Boxed. A copy of the Code of Business Conduct and Ethics can be found at investors.boxed.com under the link “Governance.” The above description of the Code of Business Conduct and Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Business Conduct and Ethics, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal” beginning on page 95, which is incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 of this Report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 8, 2021, Boxed issued a press release announcing the Closing. A copy of the press release is filed hereto as Exhibit 99.4 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.4.

Item 8.01. Other Events.

As a result of the Business Combination, Boxed became the successor issuer to SVOK. Pursuant to Rule 12g-3(a) under the Exchange Act, Boxed’s common stock and warrants are deemed registered under Section 12(b) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The (i) unaudited condensed consolidated financial statements of Old Boxed as of September 30, 2021 and for the periods ended September 30, 2021 and 2020 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference and (ii) audited consolidated financial statements of Old Boxed as of and for the years ended December 31, 2020 and 2019 are included in the Proxy Statement/Prospectus beginning on page F-68 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of SVOK and Old Boxed as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of June 13, 2021, by and among the Registrant, Blossom Merger Sub, Inc., Blossom Merger Sub II, LLC and Giddy Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 14, 2021).
2.1(a)	Amendment to Agreement and Plan of Merger, dated as of November 26, 2021, by and among the Registrant, Blossom Merger Sub, Inc., Blossom Merger Sub II, LLC, and Giddy Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on November 26, 2021).
3.1	Amended and Restated Certificate of Incorporation of Boxed, Inc.
3.2	Amended and Restated Bylaws of Boxed, Inc.
4.1	Specimen Common Stock Certificate.
4.2	Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated as of December 17, 2020 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 23, 2020).
4.3	Form of Warrant Certificate.
4.4	Indenture, dated as of December 8, 2021, between the Registrant and U.S. Bank National Association.
4.5	Form of 7.00% Convertible Senior Notes due 2026 (included in Exhibit 4.4).
10.1	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 14, 2021).
10.2	Form of Management Subscription Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 14, 2021).
10.3	Form of Convertible Note Subscription Agreement (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 14, 2021).
10.4	Sponsor Agreement, dated as of June 13, 2021, by and among Seven Oaks Sponsor LLC, Giddy Inc., JonesTrading Institutional Services LLC, Jones & Associates, Inc. and the Registrant (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 14, 2021).
10.5	Employment Term Sheet, dated as of June 11, 2021, by and between the Registrant and Chieh Huang (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 14, 2021).
10.6	Offer Letter, dated as of December 9, 2019, by and between Giddy Inc. and Alison Weick (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 (File No. 333-258030) filed on July 20, 2021).
10.7+	Boxed, Inc. 2021 Incentive Award Plan.
10.8+	Boxed, Inc. 2021 Employee Stock Purchase Plan.
10.9+	Giddy Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 (File No. 333-258030) filed on July 20, 2021).
10.9(a)+	Form of Giddy Inc. Stock Option Grant Notice under the 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.9(a) to the Registration Statement on Form S-4 (File No. 333-258030) filed on July 20, 2021).
10.9(b)+	Form of Restricted Stock Purchase Agreement Award Notice under the 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.9(b) to the Registration Statement on Form S-4 (File No. 333-258030) filed on July 20, 2021).
10.10#	Boxed Platform Development and Services Agreement, dated as of February 12, 2021, by and between Ashbrook Commerce Solutions LLC (d/b/a Boxed) and AEON Integrated Business Services Co., Ltd., (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 (File No. 333-258030) filed on July 20, 2021).

10.11	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 (File No. 333-258030) filed on October 22, 2021).
10.12	Amended and Restated Registration Rights Agreement, dated as of December 8, 2021, by and among the Registrant and the holders party thereto.
10.13#	Offer Letter, dated as of March 7, 2016, by and between Giddy Inc. and Aaron Mathew Singer (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4 (File No. 333-258030) filed on July 20, 2021).
10.14#†	Credit Agreement, dated as of August 4, 2021, among Giddy Inc., as Borrower, the Lenders party thereto and Alter Domus (US) LLC, as Administrative Agent (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 (File No. 333-258030) filed on September 9, 2021).
10.15	Employment Agreement, dated as of July 15, 2021, by and between the Registrant and Chieh Huang (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 (File No. 333-258030) filed on October 22, 2021).
10.16	Employment Agreement, dated as of October 21, 2021, by and between the Registrant and Alison Weick (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 (File No. 333-258030) filed on October 22, 2021).
10.17	Forward Purchase Agreement, dated November 28, 2021, by and between ACM ARRT VII D LLC and the Registrant (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on November 30, 2021).
10.18	Boxed, Inc. Non-Employee Director Compensation Policy.
14.1	Boxed, Inc. Code of Business Conduct and Ethics.
16.1	Letter from Marcum LLP to the Securities and Exchange Commission.
21.1	List of Subsidiaries.
99.1	Unaudited condensed consolidated financial statements of Giddy Inc. (Old Boxed) as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020.
99.2	Unaudited pro forma condensed combined financial information of Seven Oaks Acquisition Corp. and Old Boxed as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020.
99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Old Boxed for the three and nine months ended September 30, 2021.
99.4	Press Release dated December 8, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

+	Indicates a management contract or compensatory plan.

#	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item 601(b)(10).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boxed, Inc.

Date: December 14, 2021	By:	/s/ Mark Zimowski
	Name:	Mark Zimowski
	Title:	Chief Financial Officer